                                                                    Exhibit 25.2

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              ---------------------------------------------------
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___X___

              ---------------------------------------------------
                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

                                                                      22-2382028
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

802 DELAWARE AVENUE
WILMINGTON, DE                                                             19801
(Address of principal executive offices)                              (Zip Code)

                              ANDREW T. SEMMELMAN
                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                                    COUNSEL
                              802 DELAWARE AVENUE
                           WILMINGTON, DELAWARE 19801
                              TEL: (302) 758-2660
           (Name, address and telephone number of agent for service)

              ---------------------------------------------------
                               UBS AMERICAS INC.
              (Exact name of obligor as specified in its charter)


DELAWARE                                                              06-1595848
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

677 WASHINGTON BOULEVARD
STAMFORD, CONNECTICUT                                                      06901
(Address of principal executive offices)                              (Zip Code)

              ---------------------------------------------------
                            (SEE ATTACHED SCHEDULE)
                            -----------------------
                          SUBORDINATED DEBT SECURITIES
                      (Title of the indenture securities)

--------------------------------------------------------------------------------
                                    GENERAL

ITEM 1.   GENERAL INFORMATION.

          FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

          (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of the Currency, Washington, D.C.

          (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

              Yes.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.

          IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

          None.

ITEM 16.  LIST OF EXHIBITS

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Association of the Trustee as now in effect.

          2. A copy of the Certificate of Authority of the Trustee to commence business. Also included are letters dated August 16, 1996 from the Comptroller of the Currency authorizing the exercise of fiduciary powers by the Trustee.

          3. The Authorization of the Trustee to exercise corporate trust powers. As contained in Exhibit 2

          4.   A copy of the By-Laws of the Trustee as now in effect.

          5.   Not applicable

          6.   The Trustee's consent required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not applicable

          9.   Not applicable

                                   SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chase Manhattan Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, on the 28th day of December, 2000.



                                                  CHASE MANHATTAN USA,
                                                  NATIONAL ASSOCIATION


                                                  By /s/ John J. Cashin
                                                    ----------------------------
                                                    Name: John J. Cashin
                                                    Title: Vice President

                                                                       EXHIBIT 1

                           CHASE MANHATTAN BANK USA,
                              NATIONAL ASSOCIATION

                               CHARTER NO. 23160

                            ARTICLES OF ASSOCIATION

For the purpose of organizing an Association to perform any lawful activities of national banks, the undersigned do enter into the following Articles of
Association:

FIRST. The title of this Association shall be Chase Manhattan Bank USA, National Association (the "Association").

SECOND. The main office of the Association shall be in Newark, County of New Castle, State of Delaware. The general business of the Association shall be conducted at its main office and its branches.

THIRD. The board of directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director, during the full term of his directorship, shall own common or preferred stock of the Association or of a holding company owning the Association, with an aggregate par, fair market or equity value of not less than $1,000. Any vacancy in the board of directors may be filled by action of the shareholders or a majority of the remaining directors.

Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

Honorary or advisory members of the board of directors, without voting power or power of final decision in matters concerning the business of the Association, may be appointed by resolution of a majority of the full board of directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted to determine the number of directors of the Association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefore in the bylaws, or if that day falls on a legal holiday in the state in which the Association is located, on the next following banking day. If no election is held on the day fixed or in event of a legal holiday, on the following banking day, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least 10 days advance notice of the meeting shall be given to the shareholders by first class mail.

In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her.

A director may resign at any time by delivering written notice to the board of directors, its Chairperson, or to the Association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause, provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

FIFTH. The authorized amount of capital stock of this Association shall be 417,000 shares of common stock of the par value of One Hundred dollars ($100.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the board of directors may from time to time fix.

Unless otherwise specified in the Articles of Association or required by law,
(1) all matters requiring shareholder action, including amendments to the Articles of Association, must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

SIXTH. The board of directors shall appoint one of its members President of this Association, and one of its members Chairperson of the board and shall have the power to appoint one or more Vice Presidents, a Secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of the Association, and such other officers and employees as may be required to transact the business of this Association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the bylaws.

The board of directors shall have the power to:

(1) Define the duties of the officers, employees, and agents of the Association.

(2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the Association.

(3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

(4)  Dismiss officers and employees.

(5)  Require bonds from officers and employees and to fix the penalty thereof.

(6) Ratify written policies authorized by the Association's management or committees of the board.

(7) Regulate the manner in which any increase or decrease of the capital of the Association shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the Association in accordance with law.

(8)  Manage and administer the business and affairs of the Association.

(9) Adopt initial bylaws, not inconsistent with law or the Articles of Association, for managing the business and regulating the affairs of the Association.

(10) Amend or repeal bylaws, except to the extent that the Articles of Association reserve this power in whole or in part to shareholders.

(11) Make contracts.

(12) Generally perform all acts that are legal for a board of directors to perform.

SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of Newark, Delaware without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the Association to any other location permitted under applicable law, without the approval of the shareholders subject to approval by the Office of the Comptroller of the Currency.

EIGHTH. The corporate existence of this Association shall continue to termination according to the laws of the United States.

NINTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in the case by the vote of the holders of such greater amount. The Association's board of directors may propose one or more amendments to the Articles of Association for submission to the shareholders.


In witness whereof, we have hereunto set our hands as of this ___ of August, 2000.


/s/ Michael Barrett                        /s/ Thomas Jacob
    ---------------------------------          ---------------------------------


/s/ Donald Boudreau                        /s/ John Nuzum
    ---------------------------------          ---------------------------------


/s/ Luke Hayden                            /s/ Peter Schleif
    ---------------------------------          ---------------------------------


/s/ William Hoefling                       /s/ Richard Srednicki
    ---------------------------------          ---------------------------------


/s/ Kevin Hurley
    ---------------------------------

                                   EXHIBIT 2

Comptroller of the Currency
Administrator of National Banks

Washington, D.C. 20219

                                  CERTIFICATE


I, John D. Hawke, Jr., Comptroller of the Currency, do hereby certify that:


1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

2. "Chase Manhattan Bank USA, National Association," Wilmington, Delaware, (Charter No. 23160) is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.


                                  IN TESTIMONY WHEREOF, I have hereunto
                                  subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department in the City of Washington and District of Columbia, this 22th day of March, 2000.

(Seal)                            /s/ John D. Hawke, Jr.
                                  ----------------------------------------------
                                  Comptroller of the Currency

[Comptroller of the Currency Letterhead]

August 19, 1996

Mr. Michael J. Barrett
President
THE CHASE MANHATTAN BANK (USA)
1 Chase Manhattan Plaza
Wilmington, Delaware 19801

Re: Notice of intent to convert to a national bank with the title CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, Wilmington, Delaware. Charter Number 23160 96 NE 01 014

Dear Board Members:

The Office of the Comptroller of the Currency has received, reviewed, and found no exception to the documents submitted by your institution to complete the conversion process.

Your charter certificate is enclosed. You are authorized to commerce business on August 19, 1996. This authorization indicates approval of the proposed senior executive officers and directors.

This letter also constitutes approval of your request for an excess investment in fixed assets up to $152 million, consisting of $100 million in bank premises and $52 million in furniture and fixtures.

This letter also hereby constitutes official authorization by the OCC to exercise fiduciary powers. Your trust permit is enclosed.

If you have any questions, please contact Linda Leickel, Licensing Analyst at
(212) 790-4055.

Very truly yours,

/s/ Karen J. Wilson
KAREN J. WILSON
Deputy Comptroller

Enclosure

                          COMPTROLLER OF THE CURRENCY


Treasury Department of the United States
Washington, D.C.,


Whereas, satisfactory evidence has been presented to the Comptroller of the Currency that The Chase Manhattan Bank (USA) located in Wilmington, State of Delaware has complied with all provisions of the statutes of the United States required to be complied with before being authorized to commence the business of banking as a National Banking Association:

Now, therefore, Hereby certify that the above-named association is authorized to commence the business of banking as a National Banking Association under the title Chase Manhattan Bank USA, National Association effective August 19, 1996.

In testimony whereof, witness my signature and seal of office this 19th day of August 1996.


Charter No. 23160                                            /s/ Karen J. Wilson
                                                              Deputy Comptroller
                                                     Comptroller of the Currency

------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
------------------------------------------------------------------------------

Northeastern District
1114 Avenue of the Americas, Suite 3900
New York, New York 10036






                                  TRUST PERMIT

     WHEREAS, Chase Manhattan Bank USA, National Association, located in Wilmington, State of Delaware, being a National Banking Association, organized under the statutes of the United States, has made application for authority to act as fiduciary:

     AND WHEREAS, applicable provisions of the statutes of the United States authorize the grant of such authority;

     NOW THEREFORE, I hereby certify that the said association is authorized to act in all fiduciary capacities permitted by such statutes.

     IN TESTIMONY WHEREOF, witness my signature and seal of Office this 19th day of August, 1996.

     CHARTER NO.: 23160




                                                  /s/ Karen J. Wilson
                                                  ----------------------------
                                                      KAREN J. WILSON
                                                      Deputy Comptroller



***OCC SEAL***

                                   EXHIBIT 4
                           CHASE MANHATTAN BANK USA,
                              NATIONAL ASSOCIATION
                                    BY-LAWS

ARTICLE I

Meetings of Shareholders

Section 1.1. Annual Meeting. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the Association, or such other place as the board may designate, at noon, on April 1st of each year, or if that date falls on a legal holiday in the State in which the Association is located, on the next following banking day. Notice of the meeting shall be mailed, postage prepaid, at least 10 days and no more than 50 days prior to the date thereof, addressed to each shareholder at his/her address appearing on the books of the Association. If, for any cause, an election of directors is not made on that date, or in the event of a legal holiday, on the next following banking day, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the board, or, if the directors fail to fix the date, by shareholders representing two-thirds of the shares issued and outstanding.

Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by a majority of the board of directors or by any one or more shareholders owning, in the aggregate, not less than twenty-five percent of the stock of the Association or by the Chairperson of the board of directors or the President. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than 10 days nor more than 60 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the Association a notice stating the purpose of the meeting.

Section 1.3. Nominations of Directors. Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder.

(1)  The name and address of each proposed nominee.

(2)  The principal occupation of each proposed nominee.

(3) The total number of shares of capital stock of the Association that will be voted for each proposed nominee.

(4)  The name and residence address of the notifying shareholder.

(5) The number of shares of capital stock of the Association owned by the notifying shareholder.

Nominations not made in accordance herewith may, in his/her direction, be disregarded by the Chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

Section 1.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with rubber stamped facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a confirming telegram from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

Section 1.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, or by the shareholders or directors pursuant to Section 10.2, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association, or by the shareholders or directors pursuant to Section
10.2. Any action required or permitted to be taken by the shareholders may be taken without a meeting by unanimous written consent of the shareholders to a resolution authorizing the action. The resolution and the written consent shall be filed with the minutes of the proceedings of the shareholders.

ARTICLE II

Directors

Section 2.1. Board of Directors. The board of directors ("board") shall have the power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by the board.

Section 2.2. Number. The board shall consist of not less than five nor more than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of a majority of the shareholders at any meeting, thereof; provided, however, that a majority of the full board may not increase the number of directors to a number which: (1) exceeds by more than two the number of directors last elected by shareholders where such number was 15 or less; and (2) exceeds by more than four the number of directors last elected by shareholders where such number was 16 or more, but in no event shall the number of directors exceed 25.

Section 2.3. Organization Meeting. The Secretary shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the Association to organize the new board and elect and appoint officers of the Association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

Section 2.4. Regular Meetings. The time and location of regular meetings of the board shall be set by the board. Such meetings may be held without notice. Any business may be transacted at any regular meeting. The board may adopt any procedures for the notice and conduct of any meetings as are not prohibited by law.

Section 2.5. Special Meetings. Special meetings of the board may be called at the request of the Chairperson of the board, the President, or three or more directors. Each member of the board shall be given notice stating the time and place, by telegram, telephone, letter or in person, of each such special meeting at least one day prior to such meeting. Any business may be transacted at any special meeting.

Section 2.6. Action by the Board. Except as otherwise provided by law, corporate action to be taken by the board shall mean such action at a meeting of the board. Any action required or permitted to be taken by the board or any committee of the board may be taken without a meeting if all members of the board or the committee consent in writing to a resolution authorizing the action. The resolution and the written consents thereto shall be filed with the minutes of the proceedings of the board or committee. Any one or more members of the board or any committee may participate in a meeting of the board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

Section 2.7. Waiver of Notice. Notice of a special meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.

Section 2.8. Quorum and Manner of Acting. Except as otherwise required by law, the Articles of Association or these by-laws, a majority of the directors shall constitute a quorum for the transaction of any business at any meeting of the board and the act of a majority of the directors present and voting at a meeting at which a quorum is present shall be the act of the board. In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time, until a quorum is present and no notice of any adjourned meeting need be given. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.9. Vacancies. In the event a majority of the full board increases the number of directors to a number which exceeds the number of directors last elected by shareholders, as permitted by Section 2.2, directors may be appointed to fill the resulting vacancies by vote of such majority of the full board. In the event of a vacancy in the board for any other cause, a director may be appointed to fill such vacancy by vote of majority of the remaining directors then in office.

Section 2.10. Removal of Directors. The vacancy created by the removal of a director pursuant to this Section may be filled by the board in accordance with
Section 2.9 of these by-laws or by the shareholders.

ARTICLE III

Committees

Section 3.1. Executive Committee. There may be an executive committee consisting of the Chairperson of the board and not less than two other directors appointed by the board annually or more often. Subject to the limitations in Section 3.5(g) of these by-laws, the executive committee shall have the maximum authority permitted by law.

Section 3.2. Audit Committee. There may be an audit committee composed of not less than two directors, exclusive of any active officers, appointed by the board annually or more often, whose duty it shall be to make an examination at least once during each calendar year and within fifteen months of the last examination into the affairs of the Association, or cause continuous suitable examinations to be made, by auditors responsible only to the board, and to report the results of any such examinations in writing to the board from time to time. Such examinations shall include audits of the fiduciary business of the Association as may be required by law or regulation.

Section 3.3. Trust Committee. There may be a trust committee consisting of at least two directors, as appointed by the board, who shall serve on the trust committee at the pleasure of the board. The trust committee shall have power to review the general conduct of the fiduciary business of the Association and to pass upon all such matters relating to the conduct of the fiduciary business of the Association as may be submitted to the trust committee and shall, from time to time, exercise such other powers as may be assigned to it by the board.

Section 3.4. Other Committees. The board may appoint, from time to time, other committees of one or more persons, for such purposes and with such powers as the board may determine.

Section 3.5. General.

     (a) Each committee shall elect a Chairperson from among the members thereof and shall also designate a Secretary of the committee, who shall keep a record of its proceedings.

     (b) Vacancies occurring from time to time in the membership of any committee shall be filled by the board for the unexpired term of the member whose departure causes such vacancy. The board may designate one or more alternate members of any committee, who may replace any absent member or members at any meeting of such committee.

     (c) Each committee shall adopt its own rules of procedure and shall meet at such stated times as it may, by resolution, appoint. It shall also meet whenever called together by its Chairperson or the Chairperson of the board.

     (d) No notice of regular meetings of any committee need be given. Notice of every special meeting shall be given either by mailing such notice to each member of such committee at his or her address, as the same appears in the records of the Association, at least two days before the day of such meeting, or by notifying each member on or before the day of such meeting by telephone or by personal notice, or by leaving a written notice at his or her residence or place of business on or before the day of such meeting. Waiver of notice in writing of any meeting, whether prior or subsequent to such meeting, or attendance at such meeting, shall be equivalent to notice of such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting.

     (e) All committees shall, with respect to all matters, be subject to the authority and direction of the board and shall report to it when required.

     (f) Unless otherwise required by law, the Articles of Association or these by-laws, a quorum at any meeting of any committee shall be one-third of the full membership and the act of a majority of members present and voting at a meeting at which a quorum is present shall be the act of the committee.

     (g) No committee shall have authority to take any action which is expressly required by law or regulation to be taken at a meeting of the board or by a specified proportion of directors.

Article IV

Officers and Employees

Section 4.1. Chairperson of the Board. The board shall appoint one of its members to be the Chairperson of the board to serve at its pleasure. Such person shall preside at all meetings of the board. The Chairperson of the board shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers, as well as the specific powers conferred by these by-laws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the board.

Section 4.2. President. The board shall appoint one of its members to be the President of the Association. In the absence of the Chairperson, the President shall preside at any meeting of the board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice to the office of President, or imposed by these by-laws. The

President shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the board.

Section 4.3. Vice President. The board may appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned by the board.

Section 4.4. Secretary. The board shall appoint a Secretary, Cashier, or other designated officer who shall be Secretary of the board and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these by-laws; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Cashier, or imposed by these by-laws; and shall perform such other duties as may be assigned from time to time, by the board.

Section 4.5. Other Officers. The board may appoint one or more Assistant Vice Presidents, one or more Trust Officers, one or more Assistant Secretaries, one or more Assistant Cashiers, one or more Managers and Assistant Managers of branches and such other officers and attorneys in fact as from time to time may appear to the board to be required or desirable to transact the business of the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the board, the Chairperson of the board, or the President. The board may authorize an officer to appoint one or more officers or assistant officers.

Section 4.6. Tenure and Compensation. The Chairperson of the board and the President shall be appointed by the board to hold office until the next annual organization meeting of the board and until their successors are appointed and qualified. The term of office of all other officers shall be at the pleasure of the board. The compensation of all officers shall be fixed by resolution of the board, except that the board may authorize the Chairperson of the board and the President each to fix and to delegate to such other officers as the board may designate authority to fix any compensation of any person in any official position level not above a level specified by the board. Any officer may be dismissed at the pleasure of the board.

Section 4.7. Resignation. An officer may resign at any time by delivering notice to the Association. A resignation is effective when the notice is given unless the notice specifies a later effective date.


ARTICLE V

FIDUCIARY ACTIVITIES

Section 5.1. Trust Investments. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under applicable law.


ARTICLE VI

STOCK AND STOCK CERTIFICATES

Section 6.1. Transfers. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his or her shares, succeed to all rights of the prior holder of such shares.

The board may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the Association with respect to stock transfers, voting at shareholder meetings, and related matters and to protect it against fraudulent transfers.

Section 6.2 Stock Certificates. Certificates of stock shall bear the signature of the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the board for that purpose, to be known as an authorized officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Association with the same effect as if such officer had not ceased to be such at the time of its issue. The corporate seal may be a facsimile, engraved or printed.

ARTICLE VII

Corporate Seal

The President, the Cashier, the Secretary or any Assistant Cashier or Assistant Secretary, or other officer thereunto designated by the board, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form: A circle, with the words "Chase Manhattan Bank USA, National Association" within such circle.

ARTICLE VIII

Miscellaneous Provisions

Section 8.1. Fiscal Year. The fiscal year of the Association shall be the calendar year.

Section 8.2 Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Association by the Chairperson of the board, or the President, or any Vice President, or the Secretary, or the Cashier, or, if in connection with exercise of fiduciary powers of the Association, by any of those officers or by any Trust Officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Association in such other manner and by such other officers as the board may from time to time direct. The provisions of this Section 8.2 are supplementary to any other provision of these by-laws.

Section 8.3 Records. The Articles of Association, the by-laws and the proceedings of all meetings of the shareholders, the board, and standing committees of the board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary, Cashier or other officer appointed to act as Secretary of the meeting.

Section 8.4 Corporate Governance Procedures. To the extent not inconsistent with applicable Federal banking law, bank safety and soundness or these by-laws, the corporate governance procedures found in the Delaware General Corporation Law shall be followed by the Association.

ARTICLE IX

Indemnification

Section 9.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Association or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Association to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Association to provide broader indemnification rights than such law permitted the Association to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 9.3 of these by-laws with respect to proceedings to enforce rights to indemnification, the Association shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board.

Section 9.2. Right to Advancement of Expenses. The right to indemnification conferred in Section 9.1 of these by-laws shall include the right to be paid by the Association the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Association of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this
Section 9.2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 9.1 and 9.2 of these by-laws shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

Section 9.3. Right of Indemnitee to Bring Suit. If a claim under Section 9.1 or
9.2 of these by-laws is not paid in full by the Association within sixty (60) days after a written claim has been received by the Association, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Association to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Association to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (1) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (2) in any suit brought by the Association to recover an advancement of expenses pursuant to the terms of an undertaking, the Association shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Association (including the board, the Association's independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Association (including the board, the Association's independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Association to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Association.

Section 9.4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Association's Articles of Association, by-laws, agreement, vote of shareholders or disinterested directors or otherwise.

Section 9.5. Insurance. The Association may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Association or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Association would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 9.8. Indemnification of Employees and Agents of the Association. The Association may, to the extent authorized from time to time by the board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Association to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Association.

ARTICLE X

By-laws

Section 10.1. Inspection. A copy of the by-laws, with all amendments, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during banking hours.

Section 10.2. Amendments. The by-laws may be amended, altered or repealed, at any regular meeting of the board, by a vote of a majority of the total number of the directors except as provided below. The Association's shareholders may amend or repeal the by-laws even though the by-laws also may be amended or repealed by its board.

     The Chairman advised the Board that in light of the recent revision of Officer titles within the Bank and in light of the corporate reorganization involving the Bank's national consumer businesses, it would be in order to revise the Bank's standing resolution authorizing the proper officers of this Bank to represent and/or commit this Bank in all transactions arising out of the normal course of business. After discussion, on motion duly made and seconded the following resolutions were adopted:

          RESOLVED, that, unless otherwise ordered by this Board, the Chairman, any Vice Chairman, any Director, the President, the Secretary, the Controller, the Treasurer, and any other officer of the Bank, (including any Vice President, any Assistant Vice President, and any Assistant Manager) be, and they hereby are, authorized to sign for, represent, and/or commit this Bank in all transactions arising out of, or in connection with, the normal course of business of this Bank, and to use and attach the corporate seal of this Bank;

          RESOLVED, that, unless otherwise ordered by this Board, authority be, and hereby is, granted to each of the Chairman, any Vice Chairman, any Director, the President, the Secretary, the Controller, the Treasurer, or any other Vice President of the Bank, to designate proxies and individuals to serve as attorneys-in-fact of the Bank in any matter arising out of, or in connection with, the Bank's normal course of business, whenever such officer determines that the designation of such proxy or attorney is in the best interest of the bank;

          RESOLVED, that any action taken by any of the officers, attorneys-in-fact, or agents of the Bank in any matter arising out of, or in connection with, the Bank's normal course of business, which precedes the date of these Resolutions, in hereby ratified, confirmed and approved in all respects.

November 20, 1996

                                   EXHIBIT 6

                  Consent for Records of Governmental Agencies
                     to be Made Available to the Commission
                     --------------------------------------

     The undersigned, Chase Manhattan Bank USA, National Association, pursuant to Section 321(b) of The Trust Indenture Act of 1939, hereby authorizes the Board of Governors of the Federal Reserve System, the Federal Reserve Banks, the Treasury Department, the Comptroller of the Currency and the Federal Deposit Insurance Corporation, under such conditions as they may prescribe, to make available to the Commission such reports, records or other information as they may have available with respect to the undersigned as a prospective trustee under an indenture to be qualified under the aforesaid Trustee Indenture Act of 1939 and to make through their examiners or other employees for the use of the Commission, examinations of the undersigned prospective Trustee.

     The undersigned also, pursuant to Section 321(b) of said Trust Indenture Act of 1939, consents that reports of examination by the Federal, State, Territorial or District authorities may be furnished by such authorities to the Commission upon request therefor.

     Dated this December 27, 2000.

                                             Chase Manhattan Bank USA,
                                             National Association


                                             By: /s/ J.J. Cashin
                                                 __________________
                                                 J.J. Cashin
                                                 Vice President

                                   EXHIBIT 7

CHASE MANHATTAN BANK USA, NA  CALL DATE: 09/30/2000    STATUS : 10-0332 FAEC-031
802 DELAWARE AVE              VENDOR ID: 0             CERT #:  23702   RC-1
WILMINGTON, DE 19201          TRANSIT #: 03110014                       11
TRANSMITTED IN EDS AS 0099292 ON 10/30/00 AT 13:01:32 CST

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 2000

ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE INDICATED. REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY OF THE QUARTER.

SCHEDULE RC -- BALANCE SHEET

                                                                                                                                C400
                                                                                                         DOLLAR AMOUNTS IN THOUSANDS
------------------------------------------------------------------------------------------------------------------------------------
ASSETS

1.   Cash and balances due from depository institutions (from Schedule RC-A):                       RCFD
     a. Noninterest-bearing balances and currency and coin (1)                                      0081        503,504        1.a
     b. Interest-bearing balances (2)                                                               0071         12,361        1.b
2.   Securities
     a. Held-to-maturity securities (from schedule RC-B, column A)                                  1754          2,622        2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)                                1773      1,292,640        2.b
3.   Federal funds sold and securities purchased under agreements to resell                         1350          2,700        3
4.   Loans and lease financing receivables:                                         RCFD
     a. Loans and leases, net of unearned income (from schedule RC-C)               3122      26,701,273                       4.a
     b. LESS: Allowance for loan and lease losses                                   3123         995,825                       4.b
     c. LESS: Allocated transfer risk reserve                                       3128               0                       4.c
     d. Loans and leases, net of unearned income, allowance, and reserve
        (item 4.a minus 4.b and 4.c)                                                                2124     25,705,448        4.d
5.   Trading assets (from Schedule RC-D)                                                            3645         28,730        6.
6.   Premises and fixed assets (including capitalized leases)                                       2145        312,189        8.
7.   Other real estate owned (from Schedule RC-M)                                                   2160         16,269        7.
8.   Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M)                                                                           2130          3,070        8.
9.   Customers' liability to this bank on acceptances outstanding                                   2155            116        9.
10.  Intangible assets (from Schedule RC-M)                                                         2143      3,892,178       10.
11.  Other assets (from Schedule RC-F)                                                              2160      3,099,741       11.
12.  Total Assets (sum of items 1 through 11)                                                       2170     34,871,568       12.
--------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposits not held for trading.


Chase Manhattan Bank USA, NA
802 Delaware Ave                                                      Vendor ID:     D                 Cert#:    23702      RC-2
Wilmington, DE 1                                                      Transit #:     03110014                               12
Transmitted to EDS as 0099292 on 10/30/00 at 12:01:32 CST

13.       Deposits:

          a. In domestic offices (sum of totals of columns A and C                                     RCON
             from Schedule RC-E, part I)                              RCON                             2200      7,074,525  13.a
          (1) Noninterest-bearing (1)                                 8031             773,199                              13.a.1
          (2) Interest-bearing                                        8836           6,301,326                              13.a.2
          b. In foreign offices, Edge and Agreement subsidiaries                                       RCFN
             and IBFs (from Schedule RC-E, part II)                   RCFN                             2200      8,765,895  13.b
          (1) Noninterest-bearing                                     8031                   0                              13.b.1
          (2) Interest-bearing                                        8836           8,765,895                              13.b.2
14.       Federal funds purchased and securities sold under                                            RCFD
          agreements to repurchase                                                                     2500      8,771,438  14
                                                                                                       RCON
15.       a. Demand notes issued to the U.S. Treasury                                                  2840              0  15.a
                                                                                                       RCFD
          b. Trading liabilities (from Schedule RC-D)                                                  3545         33,929  15.b
16.       Other borrowed money (includes mortgage indebtedness
          and obligations under capitalized leases):
          a. With a remaining maturity of one year or less                                             2352      3,728,897  16.a
          b. With a remaining maturity of more than one year through three years                       A547        602,030  16.b
          c. With a remaining maturity of more than three years                                        A548         35,925  16.c
17.       Not applicable
18.       Bank's liability on acceptances executed and outstanding                                     2820            116  18
19.       Subordinated notes and debentures (2)                                                        3200        750,000  19
20.       Other liabilities (from Schedule RC-G)                                                       2930      1,592,000  20
21.       Total liabilities (sum of items 13 through 20)                                               2948     31,353,885  21
22.       Not applicable
EQUITY CAPITAL
23.       Perpetual preferred stock and related surplus                                                3838              0  23
24.       Common stock                                                                                 3230         49,000  24
25.       Surplus (exclude all surplus related to preferred stock)                                     3839      1,312,779  25
26.       a. Undivided profits and capital reserves                                                    3652      2,142,992  26.a
          b. Net unrealized holding gains (losses) on available-for-sale securities                    5434         12,942  26.b
          c. Accumulated net gains (losses) on cash flow hedges                                        4336              0  26.c
27.       Cumulative foreign currency translation adjustments                                          3284              0  27
28.       Total equity capital (sum of items 23 through 27)                                            3210      3,517,713  28
29.       Total liabilities and equity capital (sum of items 21 and 28)                                3300     34,571,568  29

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1999

                                                                                                       RCFD     Number
                                                                                                       6724          N/A M.1

1 = Independent audit of the bank conducted 4 = Directors' examination of the
    in accordance with generally accepted       bank performed by other
    auditing standards by a certified public    external auditors (may be
    accounting firm which submits a report      required by state chartering
    report on the bank                          authority)
2 = Independent audit of the bank's parent  5 = Review of the bank's financial
    holding company conducted in accordance     statements by external auditors
    with generally accepted auditing        6 = Compilation of the bank's
    standards by a certified public account-    financial statements by
    ing firm which submits a report on the      external auditors
    consolidated holding company (but not   7 = Other audit procedures
    on the bank separately)                     (excluding tax preparation work)
3 = Directors' examination of the bank con- 8 = No external audit work ducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

--------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)  Includes limited-life preferred stock and related surplus.

REPORT OF CONDITION

Consolidating domestic subsidiaries of the
     Chase Manhattan Bank USA, NA
     In the state of DE at the close of business on September 30, 2000 published in response to call made by (Enter additional information below)

     4769
         ---------------------------------------------
     4768
         ---------------------------------------------

Statement of Resources and Liabilities
                                                                                          Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin                                           503,504
     Interest-bearing balances                                                                     12,361
SECURITIES
     Held-to-maturity securities                                                                    2,622
     Available-for-sale securities                                                              1,292,640
Federal funds sold and securities purchased under agreements to resell                              2,700
Loans and lease financing receivables:
     Loans and leases, net of unearned income                                   26,701,273
     LESS:  Allowance for loan and lease losses                                    995,825
     LESS:  Allocated transfer risk reserves                                             0
     Loans and leases, net of unearned income, allowance, and reserve                          25,705,448
Trading Assets                                                                                     28,730
Premises and fixed assets (including capitalized leases)                                          312,189
Other real estate owned                                                                            16,269
Investments in unconsolidated subsidiaries and associated companies                                 3,070
Customers' liability to this bank on acceptances outstanding                                          116
Intangible assets                                                                               3,892,178
Other assets                                                                                    3,099,741
Total assets                                                                                   34,871,568

REPORT OF CONDITION

LIABILITIES
                                                                                Dollar Amounts in Thousands

Deposits:
  In domestic offices                                                                             7,074,525
    Noninterest-bearing                                                            773,199
    Interest-bearing                                                             6,301,326
  In foreign offices, Edge and Agreement subsidiaries, and IBFs                                   8,765,895
    Noninterest-bearing                                                                  0
    Interest-bearing                                                             8,765,895
Federal funds purchased and securities sold under agreements to repurchase                        8,771,438
Demand notes issued to the U.S. Treasury                                                                  0
Trading liabilities                                                                                  33,728
Other borrowed money:
  With remaining maturity of one year or less                                                     3,728,197
  With a remaining maturity of more than one year through three years                               602,030
  With a remaining maturity of more than three years                                                 35,925
Bank's liability on acceptances executed and outstanding                                                116
Subordinated notes and debentures                                                                   750,000
Other liabilities                                                                                 1,592,000
Total liabilities                                                                                31,353,855

EQUITY CAPITAL

Perpetual preferred stock and related surplus                                                             0
Common stock                                                                                         49,000
Surplus                                                                                           1,312,779
Undivided profits and capital reserves                                                            2,142,992
Net unrealized holding gains (losses) on available-for-sale securities                               12,942
Accumulated net gains (losses) on cash flow hedges                                                        0
Cumulative foreign currency translation adjustments                                                       0
Total equity capital                                                                              3,517,713
Total liabilities and equity capital                                                             34,871,568


We, the undersigned directors, attest to     4769 Keith Schuck /s/ Keith Schuck
the correctness of this statement of            -------------------------------
resources and liabilities. We declare that             (Name, Title)
it has been examined by us, and to the best     of the above named bank
of our knowledge and belief has been prepared   do hereby declare that this
in conformance with the instructions and is     Report of Condition is true
true and correct.                               and correct to the best of
                                                my knowledge and belief.


     Text
     4769

Director#1  Michael J. Barrett               /s/ Michael J. Barrett
            -------------------------        -----------------------------
Director#2  Kevin T. Hurley                  /s/ Kevin T. Hurley
            -------------------------        -----------------------------
Director#3  Peter R. Schleif                 /s/ Peter R. Schleif
            -------------------------        -----------------------------

FDIC 8040/54B (Page 2)
PRINTER COPY

9.75% Medium-Term Subordinated Notes, Series D Due 8/22/01
9.75% Medium-Term Subordinated Notes, Series D Due 09/01/01
9.38% Medium-Term Subordinated Notes, Series D Due 11/26/01
9.25% Medium-Term Subordinated Notes, Series D Due 02/19/02
8.95% Medium-Term Subordinated Notes, Series D Due 05/22/02
8.39% Medium-Term Subordinated Notes, Series D Due 07/24/02
8.20% Medium-Term Subordinated Notes, Series D Due 08/07/02
8.07% Medium-Term Subordinated Notes, Series D Due 08/13/02
8.30% Medium-Term Subordinated Notes, Series D Due 01/24/03
8.04% Medium-Term Subordinated Notes, Series D Due 02/05/03
7.13% Medium-Term Subordinated Notes, Series D Due 07/01/03
6.93% Medium-Term Subordinated Notes, Series D Due 08/15/03
6.90% Medium-Term Subordinated Notes, Series D Due 08/15/03
6.90% Medium-Term Subordinated Notes, Series D Due 02/09/04
8.02% Medium-Term Subordinated Notes, Series D Due 08/19/04
8.06% Medium-Term Subordinated Notes, Series D Due 08/31/04
8.00% Medium-Term Subordinated Notes, Series D Due 09/08/04


$175,000,000 of 7 3/4% Subordinated Notes Due 2002